EXHIBIT 99.1

Unrivaled Brands Announces Executive Led Financing

SANTA ANA, Calif., January 6, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations in California, today announced that on or about December 30, 2022, the Company entered into Securities Purchase Agreements with certain investors (each a “Purchaser”), including Sabas Carrillo, the Company’s Chief Executive Officer, Patty Chan, the Company’s Interim Chief Financial Officer, and Robert Baca, the Company’s Interim Chief Legal Officer.

Sabas Carrillo stated, “We now have skin in the game. For the last five months, our team has been working diligently on execution. It is equally important that we as the management team make a financial commitment in this financing. It’s important to us that our goals are properly aligned with our shareholders as well as with our team.”

The Company is raising up to $2,000,000 in a private placement transaction (the “Private Placement”) of newly designated Series V Class of Preferred Stock (the “Series V Preferred Stock”). The Company is issuing (i) up to approximately 14 million shares of Series V Preferred Stock at $0.14 per Series V Preferred Share which price is equal to the closing share price of the Company’s common stock (the “Common Stock”) on December 30, 2022 on an as-converted-to-common stock-basis of 10 shares of common stock for each one share of Series V Preferred Stock or $0.014 per share of Common Stock, and (ii) up to approximately 71 million warrants (the “Warrants”) to purchase up to 71 million shares of Common Stock with an exercise price of $0.028 or equivalent to two times the as-converted-to-common stock purchase price of $0.014. The Series V Class of Preferred Stock have a one-year lock-up and have a 2x voting right which automatically expires in two years. Purchasers agreed to enter into a voting agreement assigning their voting rights to Sabas Carrillo. The Private Placement is expected to close no later than 10 business days after the effective date of each respective SPA. The SPAs contain customary representations, warranties, covenants, and indemnification provisions.

The Company intends to use the net proceeds raised from the Private Placement for operations with a focus on driving revenue, increasing our marketing spend, inventories, further funding certain litigation and investing in our Company culture.

This press release does not constitute an offer to sell or a solicitation to buy the securities in the Private Placement, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates retail and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791